Exhibit 10.1


                            DATED 12TH AUGUST, 1997








                                   LOAN AGREEMENT
                                       for a
                           U.S. $16,000,000 LOAN FACILITY

                                         to

                                 DERMEQUIP, L.L.C.




                                    PROVIDED BY
                              THE CHASE MANHATTAN BANK







                                  NORTON ROSE
                                    London

                                    CONTENTS
                                    --------

CLAUSE                               HEADING                          PAGE

  1     Purpose and definitions                                         3
  2     The Facility                                                    9
  3     Conditions                                                     10
  4     Advances                                                       10
  5     Interest and Interest Periods; alternative interest rates      11
  6     Repayment, prepayment and cancellation                         13
  7     Fees and expenses                                              14
  8     Payments and Taxes; accounts and calculations                  15
  9     Representations and warranties                                 18
 10     Undertakings                                                   20
 11     Events of Default                                              22
 12     Indemnities                                                    27
 13     Unlawfulness and increased costs; mitigation                   28
 14     Setoff                                                         31
 15     Assignment, transfer and lending offices                       31
 16     Notices and other matters                                      32
 17     Governing law and jurisdiction                                 34

          THIS AGREEMENT is dated 12th August, 1997 and made BETWEEN:

(1)   DERMEQUIP, L.L.C. as Borrower; and

(2)   THE CHASE MANHATTAN BANK as Bank.

IT IS AGREED as follows:

1     PURPOSE AND DEFINITIONS
      -----------------------

1.1   Purpose
      -------

      This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower, under the guarantees of the Guarantors, a loan facility of up to U.S.$16,000,000 to be used for its general corporate purposes.

1.2   Definitions
      -----------

      In this Agreement, unless the context otherwise requires:

      "ADVANCE" means each borrowing of a portion of the Commitment by the Borrower or (as the context may require) the principal amount of such borrowing;

      "BANKING DAY" means a day (other than Saturday or Sunday) on which banks are open for business in London and in New York City;

      "BANK" means The Chase Manhattan Bank of 125 London Wall, London EC2Y 5AJ and includes its successors in title and transferees;

      "BORROWED MONEY" means Indebtedness in respect of (i) money borrowed or raised and debit balances at banks, (ii) any bond, note, loan stock, debenture or similar debt instrument, (iii) acceptance or documentary credit facilities, (iv) receivables sold or discounted (otherwise than on a non-recourse basis), (v) deferred payments for assets or services acquired, (vi) finance leases and hire purchase contracts, (vii) swaps, forward foreign exchange contracts, futures and other derivatives,
      (viii) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (ii) to (vii) above and (ix) guarantees in respect of Indebtedness of any person falling within any of (i) to
      (viii) above;

      "BORROWER" means DermEquip, L.L.C. of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, USA;

      "COMMITMENT" means at any relevant time $16,000,000 as reduced by any relevant term of this Agreement and so that, if at such time the Commitment has been reduced to zero, references to the Bank's Commitment shall be construed as a reference to the Bank's Commitment immediately prior to such reduction to zero;

      "CONTRIBUTION" means the principal amount of the Loan owing to the Bank at any relevant time;

      "DEFAULT" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Bank and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 11.1), constitute an Event of Default;

      "DOLLARS" and "$" mean the lawful currency of the United States of America and in respect of all payments to be made under this Agreement in Dollars mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

      "DRAWDOWN DATE" means each date being (in each case) a single date in each of August 1997, September 1997, December 1997 and March 1998, on which the relevant Advances set out in schedule 1 are, or are to be drawn down by the Borrower;

      "DRAWDOWN NOTICE" means a notice in the form or substantially in the form of schedule 2, duly completed with particulars of the relevant Advance;

      "DRAWDOWN PERIOD" means the period from the date of this Agreement and ending on whichever is the earlier of (i) 31st March 1998 or (ii) the date on which (a) the Loan is equal to the Commitment or (b) the Borrower cancels the whole of the undrawn Commitment under clause 6.5 or
      (c) the Commitment is reduced to zero pursuant to clause 11.2 or;

      "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security, trust arrangement for the purpose of providing security or other security interest of any kind securing any obligation of any person or any other arrangement having the effect of conferring rights of retention or set-off or other disposal rights over an asset (including without limitation title transfer and/or retention arrangements having a similar effect) and includes any agreement to create any of the foregoing but does not include liens arising in the ordinary course of trading by operation of law and not by way of contract;

      "ENVIRONMENTAL LAW" includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand or decision of the courts or of any governmental authority or agency or any other regulatory or other body in any jurisdiction relating to Environmental Matters;

      "ENVIRONMENTAL MATTERS" includes (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) of any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; and (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

      "EVENT OF DEFAULT" means any of the events or circumstances described in clause 11.1;

      "EXISTING LIABILITIES" means liabilities incurred by the Borrower in the course of its ordinary business operations (i) under an agreement to lease property to the US Guarantor, (ii) from equipment purchases or
      (iii) for professionals' fees;

      "FINAL REPAYMENT DATE" means 30 June 2004;

      "FIRST REPAYMENT DATE" means 30 June 1998;

      "GROUP" means Smith & Nephew plc and each of its Subsidiaries;

      "GUARANTEES" means the UK Guarantee and the US Guarantee;

      "GUARANTORS" means the UK Guarantor and the US Guarantor;

      "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

      "INTEREST PAYMENT DATE" means the last day of an Interest Period;

      "INTEREST PERIOD" means in relation to any Advance or the Loan each period for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with clauses 5.2 and 5.3;

      "LIBOR" means, in relation to a particular period, the cost of funds to the Bank of providing Dollar funding for a period equal to such period;

      "LOAN" means the aggregate principal amount owing to the Bank under this Agreement at any relevant time;

      "MARGIN" means 0.25 per cent per annum;

      "MATERIAL SUBSIDIARY" means at any time a Subsidiary of the UK Guarantor:

      (a) whose profit before interest (receivable and payable) and taxation (consolidated in the case of a Subsidiary which itself has Subsidiaries) or whose gross assets (consolidated in the case of a Subsidiary which itself has Subsidiaries) represent in each case not less than 15 per cent of the consolidated profit before interest (receivable and payable) and taxation or, as the case may be, consolidated gross assets of the Group taken as a whole in each case attributable to the shareholders of the UK Guarantor, all as calculated respectively by reference to the then latest accounts (consolidated or unconsolidated, as the case may be) of such Subsidiary and the then latest consolidated balance sheet of the Group provided that (i) in the case of a Subsidiary acquired after the end of the financial period to which the then latest consolidated balance sheet relates, the reference to the then latest consolidated balance sheet for the purposes of the calculation above shall, until consolidated accounts for the financial period in which the acquisition is made have been prepared as aforesaid, be deemed to be a reference to a consolidation of the then latest consolidated balance sheet and such Subsidiary's latest relevant accounts, adjusted as deemed appropriate by the auditors of the UK Guarantor; and (ii) if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared, its consolidated profit before interest (receivable and payable) and taxation and consolidated gross assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose; or

      (b) to which is transferred the whole or substantially the whole of the assets and undertaking of a Subsidiary which immediately prior to such transfer is a Material Subsidiary.

      A report by the auditors of the UK Guarantor that in their opinion a Subsidiary is or is not or was not at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties;

      "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and
      (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "MONTHLY" shall be construed accordingly;

      "PERMITTED LEASES" means finance leases entered into by the Borrower as lessor in the course of its ordinary business operations;

      "QUOTATION DATE" means, in relation to an Interest Period or other period for which LIBOR is to be determined, the date on which quotations would customarily be provided by leading banks in the London Interbank Market for deposits in the relevant currency for delivery on the first day of that Interest Period or other period;

      "RELEVANT SUBSTANCE" means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing harm to man or any other living organism supported by the environment, or damaging the environment or public health or welfare;

      "REPAYMENT DATES" means, subject to clause 8.3, (i) the First Repayment Date, (ii) each of the twenty-three (23) dates falling at three (3) monthly intervals after the First Repayment Date and (iii) the Final Repayment Date;

      "SECURITY AGREEMENTS" means the security agreements (in the agreed form as evidenced by their initialling by Norton Rose on behalf of the Bank and by the UK Guarantor) entered into or, as the case may be, to be entered into by the Borrower in favour of the UK Guarantor and the US Guarantor;

      "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "CONTROL" means either ownership of more than 50 per cent of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise;

      "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "TAXATION" shall be construed accordingly;

      "TOTAL CONSOLIDATED GROSS ASSETS OF THE GROUP" means the total consolidated gross assets of the Group taken as a whole, as calculated by reference to the then latest consolidated balance sheet of the Group provided that (i) in the case of a Subsidiary acquired after the end of the financial period to which the then latest consolidated balance sheet of the Group relates, the reference to the then latest consolidated balance sheet of the Group for the purposes of the calculation above shall, until consolidated accounts of the Group for the financial period in which the acquisition is made have been prepared as aforesaid, be deemed to be a reference to a consolidation of the then latest consolidated balance sheet and such Subsidiary's latest relevant accounts, adjusted as deemed appropriate by the auditors of the UK Guarantor; and (ii) if, in the case of a Subsidiary which itself has Subsidiaries, no consolidated accounts are prepared, its consolidated gross assets shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose;

      "UK GUARANTEE" means the guarantee of the UK Guarantor in the form of schedule 4;

      "US GUARANTEE" means the guarantee of the US Guarantor in the form of schedule 5;

      "UK GUARANTOR" means Smith & Nephew plc (Company registration number 324357) of 2 Temple Place, Victoria Embankment, London WC2R 3BP; and

      "US GUARANTOR" means Advanced Tissue Sciences, Inc. of 10933 North Torrey Pines Road, La Jolla, California, USA.

1.3   Headings
      --------

      Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4   Construction of certain terms
      -----------------------------

      In this Agreement, unless the context otherwise requires:

      (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

      (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Bank;

      (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

      (d) words importing the plural shall include the singular and vice versa;

      (e)    references to a time of day are to London time;

      (f) references to a "PERSON" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

      (g) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

      (h) references to a "GUARANTEE" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "GUARANTEED" shall be construed accordingly;

      (i) a reference to any event or circumstance having a "MATERIAL ADVERSE EFFECT" means in relation to any event or circumstance that the occurrence or existence of the same, taken alone or in combination with other events or circumstances which have occurred, is likely in the reasonable opinion of the Bank directly or indirectly to have a material adverse effect on the ability of the Borrower to perform its present and future obligations under this Agreement and/or on the ability of the UK Guarantor to perform its present and future obligations under the UK Guarantee;

      (j) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the day on which the calculation falls to be made for spot delivery as determined by the Bank; and

      (k) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2     THE FACILITY
      ------------

2.1   Amount
      ------

      The Bank, relying upon each of the representations and warranties in clause 9, agrees to lend to the Borrower upon and subject to the terms of this Agreement the principal sum of up to $16,000,000.

3     CONDITIONS
      ----------

3.1   Documents and evidence
      ----------------------

      The obligation of the Bank to make its Commitment available shall be subject to the condition that the Bank shall have received, not later than two Banking Days before the day on which the Drawdown Notice in respect of the first Advance is given, the documents and evidence specified in schedule 3 in form and substance satisfactory to the Bank.

3.2   General conditions precedent
      ----------------------------

      The obligation of the Bank to make available each Advance is subject to the further conditions that:

      (a) at the date of the first Drawdown Notice and on the first Drawdown Date the representations and warranties set out in clause 9.1, the representations and warranties set out in clause 4.1 of the UK Guarantee and the representations and warranties set out in clause 3 of the US Guarantee are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date; and

      (b) at the date of each Drawdown Notice and on each Drawdown Date, no Default shall have occurred and be continuing or would result from the making of such Advance.

3.3   Waiver of conditions precedent
      ------------------------------

      The conditions specified in this clause 3 are inserted solely for the benefit of the Bank and may be waived in whole or in part and with or without conditions by the Bank in respect of the first or any other Advance without prejudicing the right of the Bank to require fulfilment of such conditions in whole or in part in respect of any other Advance.

4     ADVANCES
      --------

4.1   Drawdown
      --------

      Subject to the terms and conditions of this Agreement an Advance shall be made available to the Borrower following receipt by the Bank from the Borrower of a Drawdown Notice not later than 10 a.m. on the third Banking Day before the proposed Drawdown Date. A Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in clause 5.5(a), be irrevocable. Subject to clause 5.5, Advances may only be drawn down on Banking Days within the relevant monthly period during the Drawdown Period as set out in schedule 1, only one

      Advance may be drawn down in each such relevant period and the Drawdown Date for such Advance must be the first day of an Interest Period.

4.2   Amount
      ------

      Each Advance shall be of the relevant amount set out in schedule 1.

4.3   Termination of Commitment
      -------------------------

      Any part of the Commitment which remains undrawn and uncancelled at the end of the Drawdown Period shall thereupon be automatically reduced to zero. If any Advance is not drawn down within the relevant monthly period set out in schedule 1, that Advance will be cancelled and the Commitment shall be reduced by the amount of the undrawn Advance.

4.4   Application of proceeds
      -----------------------

      Without prejudice to the Borrower's obligations under clause 10.1(c), the Bank shall have no responsibility for the application of the proceeds of any Advance by the Borrower.

5     INTEREST AND INTEREST PERIODS; ALTERNATIVE INTEREST RATES
      ---------------------------------------------------------

5.1   Normal interest rate
      --------------------

      The Borrower shall pay interest on each Advance or, as the case may be, the Loan in respect of each Interest Period on the relevant Interest Payment Date at the rate per annum determined by the Bank to be the aggregate of (a) the Margin and (b) LIBOR.

5.2   Selection of Interest Periods
      -----------------------------

      From and including the date of the first Drawdown Date, each Interest Period shall be of the duration of three (3) months.

5.3   Determination of Interest Periods
      ---------------------------------

      Each Interest Period shall be of the duration specified in clause 5.2 but so that:

      (a) the initial Interest Period in respect of each Advance shall commence on the relevant Drawdown Date and each subsequent Interest Period in respect of such Advance shall commence on the expiry of the previous Interest Period; and

      (b) the initial Interest Period in respect of each Advance after the first Advance shall end on the same day as the then current Interest Period for the previous Advance or, as the case may be, the Loan and, on the last day of such

             Interest Period, such Advances shall be consolidated into, and shall thereafter constitute, the Loan.

5.4   Interest for late payment
      -------------------------

      If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 5.4) on its due date for payment under this Agreement the Borrower shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Bank pursuant to this clause.
      The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Bank each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Bank) of (c) one per cent per annum, (d) the Margin and (c) LIBOR, unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Bank under clause 11.2(b) or a prepayment pursuant to clause 13.1, prior to the next succeeding Interest Payment Date relating thereto, in which case the first such period selected by the Bank shall end on such Interest Payment Date and interest shall be payable on such unpaid sum during such period at a rate one per cent above the rate applicable thereto immediately before it shall have become so due and payable. Interest under this clause
      5.4 shall be due and payable on the last day of each period determined by the Bank pursuant to this clause 5.4 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 5.5(a), the Bank is unable to determine a rate in accordance with the foregoing provisions of this clause 5.4, interest on any sum not paid on its due date for payment shall be calculated at a rate determined by the Bank to be one per cent per annum above the aggregate of the Margin and the cost of funds to the Bank. The Bank will notify the Borrower of the interest rate and interest periods determined under this clause 5.4.

5.5   Market disruption; non-availability
      -----------------------------------

      (a) If and whenever, at any time prior to the commencement of any Interest Period deposits in Dollars are not available to the Bank in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Advance for such Interest Period the Bank shall forthwith give notice (a "DETERMINATION NOTICE") to the Borrower. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue. After the giving of any Determination Notice the undrawn amount of the Commitment shall not be borrowed from the Bank until notice to the contrary is given to the Borrower by the Bank. No commitment commission, as calculated in accordance with clause 7.1(b), shall be payable in respect of such period when the Commitment cannot be borrowed.

      (b) During the period of 10 days after any Determination Notice has been given by the Bank under clause 5.5(a), the Bank shall certify an alternative basis (the "SUBSTITUTE BASIS") for making available or, as the case may be, maintaining the relevant Advance. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Bank equivalent to the Margin. Each Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Bank notifies the Borrower that none of the circumstances specified in clause 5.5(a) continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply, but so that the Borrower shall always have the right to prepay the Loan in full rather than accepting the terms of the Substitute Basis or carry forward any Advance that remains undrawn in accordance with clause 5.5(c).

      (c) In relation to the Advances available for drawdown pursuant to clause 4.1 in the periods August 1997, September 1997 and December 1997 only, upon the occurrence of the circumstances set out in clause 5.5(a) the Borrower shall have the additional right to direct the Bank to carry forward any such Advance that the Borrower is unable to draw down during the relevant period because of the restrictions in clause 5.5(a) and add the amount of such Advance to the amount of the Advance for the next following period.

6     REPAYMENT, PREPAYMENT AND CANCELLATION
      --------------------------------------

6.1   Repayment
      ---------

      The Borrower shall, subject to clause 6.2, repay the Loan by equal instalments, one such instalment to be repaid on the First Repayment Date and on each of the Repayment Dates with the final instalment (and any balance of the Loan) to be repaid on the Final Repayment Date.
      The schedule of repayments is set out in schedule 1. If the Commitment is not drawn in full or is cancelled in part pursuant to clause 6.5 the amount of each repayment instalment shall be reduced proportionately.

6.2   Voluntary prepayment
      --------------------

      The Borrower may prepay the Loan in whole or part (being $1,000,000 or any larger sum which is an integral multiple of $1,000,000 or the balance of the Loan) on any Interest Payment Date without premium or penalty. Upon any notice of such prepayment being given, the Commitment shall be reduced by an amount equal to the amount of such prepayment.

6.3   Amounts payable on prepayment
      -----------------------------

      Any prepayment under this Agreement shall be made together with: (a) accrued interest to the date of prepayment; (b) any additional amount payable under clause 8.4 or 13.2; and (c) all other sums payable by the Borrower to the Bank under this Agreement including, without limitation, any accrued commitment commission payable under clause 7.1(b) and any amounts payable under clause 12.1.

6.4   Notice of prepayment
      --------------------

      No prepayment may be effected under this clause 6 unless the Borrower shall have given the Bank at least 30 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be reborrowed and any amount prepaid shall be applied in reducing the repayment instalments under clause 6 in inverse order of their due dates for payment. The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

6.5   Cancellation of Commitments
      ---------------------------

      The Borrower may at any time during the Drawdown Period by notice to the Bank (effective only on actual receipt) cancel with effect from a date not less than 30 Banking Days after the receipt by the Bank of such notice the whole or any part (being $1,000,000 or any larger sum which is an integral multiple of $1,000,000 or the balance of the undrawn Commitment) of the Commitment which has not then been borrowed or requested in a Drawdown Notice. Any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of the Bank shall be reduced accordingly.

7     FEES AND EXPENSES
      -----------------

7.1   Fees
      ----

      The Borrower shall pay to the Bank whether or not any part of the Commitment is ever advanced:

      (a) on the date of this Agreement, for the account of the Bank, an arrangement fee of $25,000;

      (b) subject to clause 5.5(a), on the dates falling at quarterly intervals after the date of this Agreement and on the last day of the Drawdown Period for the account of the Bank, commitment commission computed from the date of this Agreement at the rate of 0.10 per cent per annum on the daily undrawn and uncancelled amount of the Bank's Commitment.

7.2   Expenses
      --------

      The Borrower shall pay to the Bank on demand:

      (a) all reasonable expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement and of any amendment or extension of, or the granting of any waiver or consent under, this Agreement or either of the Guarantees; and

      (b) all reasonable expenses (including legal and out-of-pocket expenses) incurred by the Bank in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, this Agreement or either of the Guarantees, including, without limitation, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of the Borrower or either of the Guarantors, or otherwise in respect of the moneys owing under this Agreement or either of the Guarantees, together with interest at the rate referred to in clause 5.4 from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.3   Value Added Tax
      ---------------

      All fees and expenses payable pursuant to this clause 7.3 shall be paid by the Borrower together with an amount equal to any value added tax payable by the Bank in respect of such fees and expenses (if applicable).

7.4   Stamp and other duties
      ----------------------

      The Borrower shall pay all stamp, documentary, registration or other duties or Taxes (including any duties or Taxes payable by, or assessed on, the Bank but excluding Taxes on the overall net income, profits or gains of the Bank) imposed on or in connection with this Agreement or either of the Guarantees or the Loan and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or Taxes.

8     PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS
      ---------------------------------------------

8.1   No set-off or counterclaim
      --------------------------

      All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 8.4, free and clear of any deductions or withholdings, in Dollars (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Bank at such bank as the Bank may from time to time specify for this purpose.

8.2   Payments by the Bank
      --------------------

      All sums to be advanced by the Bank to the Borrower under this Agreement shall be remitted in Dollars on the relevant Drawdown Date and shall be paid by the Bank to the account of the Borrower specified in the relevant Drawdown Notice.

8.3   Non-Banking Days
      ----------------

      When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.4   Grossing-up for Taxes
      ---------------------

      If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of the Bank, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

8.5   Bank accounts
      -------------

      The Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. Such accounts shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under this Agreement.

8.6   Calculations
      ------------

      All interest and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

8.7   Certificates conclusive
      -----------------------

      Any certificate or determination of the Bank as to any rate of interest or any amount payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower.

8.8   Clawback of Tax benefit
      -----------------------

      If following any increase in any sum payable under this Agreement as is referred to in clause 8.4, the Bank shall receive or be granted a credit against or remission for any Taxes payable by it, the Bank shall, subject to the Borrower having made any increased payment in accordance with clause 8.4 and to the extent that the Bank can do so in its sole opinion without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Bank to obtain any other relief or allowance which may be available to it and to conduct its own tax affairs as it thinks fit, reimburse the Borrower with such amount as the Bank shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Bank (after such reimbursement) in no better and no worse position than it would have been in had there been no such deduction or withholding from the payment by the Borrower. Such reimbursement shall be made promptly upon the Bank certifying (which it shall do if reasonably requested by the Borrower) that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige the Bank to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing the Borrower, by virtue of this clause 8.8, is not entitled to enquire about the Bank's tax affairs.

8.9   Certification to secure a Tax benefit
      -------------------------------------

      If, in order to make any payment due under this Agreement to the Bank without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, the Borrower requires a direction from or the consent of a government or taxing authority:

      (a) the Borrower agrees to use its reasonable endeavours to complete (accurately and in the manner reasonably acceptable to the Bank) execute, arrange for any required certification of, and deliver to the Bank or such government or taxing authority as the Bank directs, any form or document reasonably required of it, and to provide such information as the Bank or such government or taxing authority may reasonably require or request in order to assist or enable the Bank to secure that such a direction or consent is given to the Borrower in respect of any payment. The Borrower shall perform its obligations under this clause 8.9(a) promptly upon the earlier of:

             (i) being notified that the form document or information is required or requested; and

             (ii) demand being made by the Bank or the relevant government or taxing authority, as the case may be;

      (b) the Bank agrees to use its reasonable endeavours to complete, execute and arrange for delivery to the Borrower, or such government or taxing authority as the Borrower may reasonably direct, any form or document that may be required or reasonably requested in order to enable the Borrower to be given such direction or consent.

9     REPRESENTATIONS AND WARRANTIES
      ------------------------------

9.1   The Borrower represents and warrants to the Bank that:

      (a) Due incorporation: the Borrower is a limited liability company duly incorporated and validly existing under the laws of the State of Delaware and has power to carry on its business as it is now being conducted and to own its property and other assets;

      (b) Corporate power to borrow: the Borrower has power to execute, deliver and perform its obligations under this Agreement and to borrow the Commitment; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowings under this Agreement;

      (c) Binding obligations: this Agreement constitutes valid and legally binding obligations of the Borrower enforceable in accordance with its terms and such obligations rank at least pari passu with all other unsecured and unsubordinated Indebtedness of the Borrower;

      (d) No conflict with other obligations: the execution and delivery of, the borrowing of the Commitment and the performance of its obligations under, and compliance with the provisions of, this Agreement by the Borrower will not (i) materially contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower is subject, (ii) materially conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower is a party or is subject or by which it or any of its property is bound,
             (iii) materially contravene or conflict with any provision of the Borrower's Certificate of Formation, Articles of Organisation or Limited Liability Company Operating Agreement or
             (iv) result in the creation or imposition of or oblige the Borrower to create any Encumbrance on any of the Borrower's undertakings, assets, rights or revenues;

      (e) Consents obtained: every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower to authorise, or required by the Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Borrower of its obligations under this Agreement has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

      (f) No filings required: it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the States of Delaware or California or under federal laws of the United States of America, or that any stamp, registration or similar tax or charge be paid in the States of Delaware or California or under federal laws on or in relation to this Agreement and this Agreement is in proper form for its enforcement in the courts of the States of Delaware and California and under federal law;

      (g) No litigation: no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower which could have a material adverse effect on the business, assets or financial condition of the Borrower;

      (h) No defaults: the Borrower is not (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or any combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound where the amount, or aggregate amount at any one time, of the Indebtedness in relation to which there is a breach or default is greater than $500,000 or its equivalent in the currency in which the same is denominated and payable and no other Default has occurred and is continuing;

      (i) Choice of law: the choice by the Borrower of English law to govern this Agreement and the submission by the Borrower to the non-exclusive jurisdiction of the High Court of Justice in England are valid and binding;

      (j) No immunity: neither the Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

      (k) No withholding Taxes: no Taxes are imposed by withholding, deduction or similar means on any payment to be made by the Borrower under this Agreement or are imposed on or by virtue of the execution or delivery by the Borrower of this Agreement or any document or instrument to be executed or delivered under this Agreement;

      (l) Compliance with consents and licences: every consent, authorisation, licence or approval required by the Borrower in connection with the conduct of its business and the ownership, use, exploitation or occupation of its property and assets has been obtained and is in full force and effect and there has been no material default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same and, to the knowledge of the officers of the Borrower, no circumstances have arisen whereby any material remedial action is likely to be required to be taken by, or at the expense of, the Borrower under or pursuant to any law or regulation applicable to the business, property or assets of the Borrower; and

      (m) Clean company: prior to the date of this Agreement the Borrower has not undertaken any trading or incurred any material liabilities of any nature whatsoever (actual or contingent) other than the Existing Liabilities and there are no Encumbrances over any of the Borrower's assets or undertakings.

9.2   Repetition
      ----------

      The representations and warranties in clause 9.1 (other than 9.1(m)) shall be deemed to be repeated by the Borrower on and as of each Drawdown Date and each Interest Payment Date as if made with reference to the facts and circumstances existing on each such day.

10    UNDERTAKINGS
      ------------

      The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrower, it will:

      (a) Notice of Default: promptly upon becoming aware of the same inform the Bank of any occurrence which materially adversely affects its ability to perform its obligations under this Agreement and of any Default and from time to time, if so requested by the Bank, confirm to the Bank in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;


      (b) Consents and licences: without prejudice to clauses 3 and 9.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary under applicable law except where the failure to maintain or comply would not have a material adverse effect on the Borrower's ability to comply with this Agreement;

      (c) Use of proceeds: use the proceeds of drawings under this Agreement exclusively for the purpose specified in clause 1.1;

      (d) Pari passu: ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 10.2, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness;

      (e) Provision of information: provide the Bank with such confidential financial and other information concerning the Borrower and its affairs as the Bank may from time to time reasonably require and which the Bank undertakes to keep confidential;

      (f) Insurance: insure and keep insured all its properties and assets with underwriters or insurance companies of repute to such extent and against such risks as prudent companies engaged in businesses similar to those of the Borrower and located in a similar location to the Borrower normally insure;

      (g) Compliance with laws and regulations: comply in all material respects with the terms and conditions of all laws, regulations, agreements, licences and concessions material to the carrying on of its business; and

      (h) Notice of litigation: it will, upon becoming aware that the same is threatened or pending and in any case promptly after the commencement thereof, give to the Bank notice in writing of any material litigation, alternative dispute resolution, arbitration or administrative proceedings or any dispute affecting the Borrower or any of its assets, rights or revenues which is reasonably likely to be determined against the Borrower and which, if so determined, is reasonably likely to have a material adverse effect.

10.2 The Borrower undertakes with the Bank that, from the date of this Agreement and so long as any moneys are owing under this Agreement or remain available for drawing by the Borrower:

      (a)    Negative pledge: it will not permit:

             (i) any Encumbrance by the Borrower to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues to secure or prefer any present or future Indebtedness of the Borrower or any other person; or

             (ii) any Indebtedness of the Borrower to be guaranteed by any person (other than the Guarantors) unless the benefit of such guarantee, or such other guarantee as the Bank considers equivalent thereto, is at the same time extended equally and rateably to the obligations of the Borrower under this Agreement to the satisfaction of the Bank,

      (b) Disposals: it will not sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 10.2(b) material in the opinion of the Bank in relation to the undertaking, assets, rights and revenues of the Borrower) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of day-to-day trading) whether by one or a series of transactions related or not; and

      (c) Loans and guarantees: it will not make any loans, grant any credit (save for normal trade credit in the ordinary course of day-to-day trading) or give any guarantee to or for the benefit of any person;

      provided that notwithstanding the prohibitions in clause 10.2(a) and (b) the Borrower may enter into and permit to subsist the Permitted Leases and the Security Agreements to secure or prefer the obligations specified in them.

11    EVENTS OF DEFAULT
      -----------------

11.1 Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of the Borrower or either Guarantor):

      (a) Non-payment: the Borrower fails to pay any sum due from it under this Agreement in the currency, at the time (or within five Banking Days thereafter where the failure to pay is due solely to an administrative or systems error arising in the transmission of funds) and in the manner stipulated in this Agreement; or

      (b) Breach of certain obligations: the Borrower commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clause 10.2 or the UK Guarantor commits any breach of or omits to observe or perform any of the obligations or undertakings expressed to be assumed by it under clause 5.2 of the UK Guarantee; or

      (c) Breach of other obligations: the Borrower or the UK Guarantor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under this Agreement or, as the case may be, the UK Guarantee other than (in the case of the Borrower) failure to pay any sum when due or any breach of the provisions referred to in clause 11.1(b) and, in respect of any such breach or omission which in the opinion of the Bank is capable of remedy, such action as the Bank may require shall not have been taken within 14 days of the Bank notifying the Borrower, the UK Guarantor and the US Guarantor of such default and of such required action; or

      (d) Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of the Borrower in or pursuant to this Agreement or by the UK Guarantor in or pursuant to the UK Guarantee or in any notice, certificate or statement referred to in or delivered under this Agreement or the UK Guarantee is or proves to have been incorrect or misleading in any material respect; or


      (e) Cross-default: any Borrowed Money of the Borrower or of the UK Guarantor or any of its Material Subsidiaries:

             (i)      is not paid when due; or


             (ii) becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due; or

             (iii) any creditor of the Borrower, the UK Guarantor or any of its Material Subsidiaries becomes entitled to declare any Borrowed Money of the Borrower or the UK Guarantor or any of its Material Subsidiaries so due and payable or to require cash collateralisation or security for any such Borrowed Money or any facility or commitment available to the Borrower, or the UK Guarantor or any of its Material Subsidiaries relating to Borrowed Money is withdrawn, suspended or cancelled, in the case of sub-paragraphs (ii) and (iii), by reason of any default (however described) of the company concerned;

             and provided such default has not been cured or remedied within 14 days of its occurrence (or, if the terms of the relevant agreement or instrument require notification to the Borrower, UK Guarantor or Material Subsidiary (as the case may be), then within 14 days from such notification) and the amount, or aggregate amount at any one time, of all Borrowed Money of the UK Guarantor or any of its Material Subsidiaries in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than 10,000,000 or its equivalent in the currency in which the same is denominated and payable; or

      (f) Legal process: any judgment or order made against the Borrower, the UK Guarantor or any of its Material Subsidiaries is not stayed or complied with within seven days or a creditor so entitled attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part of the undertakings, assets, rights or revenues of the Borrower, the UK Guarantor or any of its Material Subsidiaries and is not discharged within 14 days; or


      (g) Insolvency: the Borrower, the UK Guarantor or any of its Material Subsidiaries is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or otherwise becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so, provided however that an internal restructuring, rearrangement or reconstruction of the Group that may otherwise breach this clause may be permitted by the Bank giving its prior written approval; or

      (h)    Other insolvency events:

             (i) any petition is presented or other step is taken for the purpose of winding up the Borrower, the UK Guarantor or any of its Material Subsidiaries, save for such petition or step which the UK Guarantor demonstrates to the satisfaction of the Bank to be frivolous, vexatious or an abuse of the process of the court (or which is dealt with or discharged or otherwise withdrawn within 30 days) or an order is made or resolution passed for the winding up of the Borrower, the UK Guarantor or any of its Material Subsidiaries or a notice is issued convening a meeting for the purpose of passing any such resolution,

             (ii) any petition is presented or other step is taken for the purpose of the appointment of an administrator of the Borrower, the UK Guarantor or any of its Material Subsidiaries, save for such petition or step which is taken by a creditor of the Borrower, the UK Guarantor or any of its Material Subsidiaries and which the UK Guarantor demonstrates to the satisfaction of the Bank to be frivolous, vexatious or an abuse of the process of the court (or which is dealt with or discharged or otherwise withdrawn within 30 days), or the Bank believes that any such petition or other step is imminent or an administration order is made in relation to the Borrower, the UK Guarantor or any of its Material Subsidiaries, or

             (iii) any administrative or other receiver is appointed of the Borrower, the UK Guarantor or any of its Material Subsidiaries or any part of their respective assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any part of the assets of the Borrower, the UK Guarantor or any of its Material Subsidiaries and such appointment or step is not dealt with or discharged or otherwise withdrawn within 30 days; or

      (i) Compositions: any steps are taken, or negotiations commenced, by the Borrower, the UK Guarantor or any of its Material Subsidiaries or by any of their respective creditors with a view to proposing any kind of composition, compromise, arrangement, reconstruction or re-adjustment involving such company and any of its creditors, such step or negotiation arising from such company's inability or likely future inability to pay its debts as they fall due, provided however that an internal restructuring, rearrangement or reconstruction of the Group that may otherwise breach this clause may be permitted by the Bank giving its prior written approval; or

      (j) Analogous proceedings: there occurs, in relation to the Borrower, the UK Guarantor or any of its Material Subsidiaries, in any country or territory in which any of them carries on business (including, without limitation, the United States of America) or to the jurisdiction of whose courts any part of their respective assets is subject, any event which, in the reasonable opinion of the Bank, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 11.1(f) to 11.1(i) inclusive (other than proceedings that can be demonstrated to the reasonable satisfaction of the Bank to be frivolous, vexatious or an abuse of court processes or which is dealt with or discharged or otherwise withdrawn within 30 days) or the Borrower, the UK Guarantor or any of its Material Subsidiaries otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or


      (k) Change of Control: control (as defined in section 435 of the Insolvency Act 1986) of the UK Guarantor is acquired without the prior written consent of the Bank by any person and/or his associates (as defined in that section) not having control of the UK Guarantor at the date of this Agreement (but so that the occurrence of such an event shall only be an Event of Default on and from the date falling 10 Banking Days from the occurrence of such event); or

      (l) Unlawfulness: it becomes unlawful at any time for the Borrower or the UK Guarantor to perform all or any of its obligations under this Agreement or the UK Guarantee or any obligation of the Borrower under this Agreement or of the UK Guarantor under the UK Guarantee becomes invalid, ineffective or unenforceable for any reason or the Borrower or the UK Guarantor becomes unable, for any reason, to perform the same; or


      (m) Repudiation: the Borrower or the UK Guarantor repudiates this Agreement or the UK Guarantee or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or the UK Guarantee; or

      (n) Ownership of Borrower: the membership interests of the Borrower ceases to be wholly-owned by the Guarantors; or

      (o) Environmental matters: the Bank becomes subject to any actual or potential liability in relation to any Relevant Substance on or from any property owned, occupied or leased by the Borrower, the UK Guarantor or any of its Subsidiaries or, in consequence of the application of any Environmental Law, the claims of the Bank are subordinated to the claims of any governmental authority or agency.

11.2  Acceleration
      ------------

      The Bank may at any time after the happening of an Event of Default and so long as the same is continuing by notice to the Borrower declare that:

      (a) the obligation of the Bank to make its Commitment available shall be terminated, whereupon the Commitment shall be reduced to zero forthwith; and/or

      (b) the Loan and all interest and commitment commission accrued and all other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable.

      On, and on each day after, the making of any such declaration, the Bank shall be entitled, to the exclusion of the Borrower, to select the duration of Interest Periods having regard to its expectations for the period during which such Event of Default will continue and to the amount of additional costs that may be incurred should the Borrower prepay the Loan during the Interest Period selected; but, for the avoidance of doubt, without limiting in any way the Borrower's obligations under clause 12.1.

11.3  Demand basis
      ------------

      If, pursuant to clause 11.2(b), the Bank declares the Loan to be due and payable on demand then the Bank may at any time by written notice to the Borrower (a) call for repayment of the Loan on such date as may be specified in such notice whereupon the Loan shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

12    INDEMNITIES
      -----------

12.1  Miscellaneous indemnities
      -------------------------

      The Borrower shall on demand indemnify the Bank, without prejudice to any of its other rights under this Agreement, against any loss (including loss of Margin) or expense reasonably incurred which the Bank shall certify as sustained or incurred by it as a consequence of:

      (a) any default in payment by the Borrower of any sum under this Agreement when due;

      (b)    the occurrence of any other Event of Default;

      (c) any prepayment of all or part of the Loan being made under clause 13.1 otherwise than on an Interest Payment Date relating to the part of the Loan prepaid; or

      (d) any Advance not being made for any reason (excluding any default by the Bank) after a Drawdown Notice has been given;

      including, in any such case, but not limited to, any loss or expense sustained or incurred by the Bank in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to the Bank.

12.2  Currency of account; currency indemnity
      ---------------------------------------

      No payment by the Borrower under this Agreement which is made in a currency other than the currency ("CONTRACTUAL CURRENCY") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Bank upon the sale of the currency so received, after taking into account any premium and costs of exchange in connection with such sale. For the avoidance of doubt the Bank shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Bank be liable to the Borrower for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Bank and the date on which the Bank effects such sale, as to which the Bank shall have an absolute discretion. If any sum due from the Borrower under this Agreement or any order or judgment given or made in relation hereto is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "FIRST CURRENCY") into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the Borrower,
      (b) obtaining an order or judgment in any court or other tribunal or
      (c) enforcing any order or judgment given or made in relation to this Agreement, the Borrower shall indemnify and hold harmless the Bank from and against any loss suffered as a result of any difference between
      (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Bank may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under the indemnity contained in this clause shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "RATE OF EXCHANGE" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

13    UNLAWFULNESS AND INCREASED COSTS; MITIGATION
      --------------------------------------------

13.1  Unlawfulness
      ------------

      If it is or becomes contrary to any law or regulation for the Bank to contribute to Advances or the Loan or to maintain its Commitment or fund its Contribution, the Bank shall promptly notify the Borrower whereupon (a) the Bank's Commitment shall be reduced to zero and (b) the Borrower shall be obliged to prepay the Contribution of the Bank either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation. Any prepayment pursuant to this clause 13.1 shall be made together with all amounts referred to in clause 6.3.

13.2  Increased costs
      ---------------

      If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement (whether or not having the force of law, but, if not having the force of law, with which the Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

      (a) subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

      (b) increase the cost to, or impose an additional cost on, the Bank or its holding company in making or keeping available all or part of the Bank's Commitment or maintaining or funding all or part of the Bank's Contribution; and/or

      (c) reduce the amount payable or the effective return to the Bank under this Agreement; and/or

      (d) reduce the Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to the Bank's obligations under this Agreement; and/or

      (e) require the Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by the Bank under this Agreement; and/or

      (f) require the Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of the Bank's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 13.3):

      (i) the Bank shall notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

      (ii) the Borrower shall on demand, made at any time whether or not the Bank's Contribution has been repaid, pay to the Bank the amount which the Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which the Bank or its holding company reasonably regards as confidential) is required to compensate the Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss (and the Bank agrees that such amount will be calculated in a reasonable fashion).

      For the purposes of this clause 13.2 and clause 13.4 "HOLDING COMPANY" means, in relation to the Bank, the company or entity (if any) within the consolidated supervision of which the Bank is included.

13.3  Exceptions
      ----------

      Nothing in clause 13.2 shall entitle the Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

      (a)    is the subject of an additional payment under clause 8.4;

      (b) arises as a consequence of (or of any law or regulation implementing) (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in July 1988 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date hereof; or

      (c) arises from a change in the basis of Taxation on the overall net income, profits or gains of the Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located.

      For the purposes of clause 13.3(b) the term "APPLICABLE DIRECTIVE" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th
      April 1989) and the Solvency Ratio Directive (89/647/EEC of 18th December 1989).

13.4  Mitigation
      ----------

      If circumstances arise which would, or would upon the giving of notice, result in:

      (a) the Borrower being required to make an increased payment to the Bank pursuant to clause 8.4;

      (b) the reduction of the Bank's Commitment to zero or the Borrower being required to prepay the Bank's Contribution pursuant to clause 13.1; or

      (c) the Borrower being required to make a payment to the Bank to compensate the Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 13.2(ii);

      then, without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under clause 8 and this clause 13, the Bank shall endeavour to take such reasonable steps (and/or, in the case of clause 13.2(ii) and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances including the transfer of its rights and obligations under this Agreement to another bank or financial institution unless the taking of such steps might (in the opinion of the Bank) be unduly prejudicial to the Bank (or, as the case may be, its holding company) or be in conflict with the Bank's (or, as the case may be, its holding company's) general banking policies or involve the Bank (or, as the case may be, its holding company) in unreasonable expense or an unreasonable increased administrative burden.

14    SETOFF
      ------

14.1  Set-off
      -------

      The Borrower authorises the Bank to apply any credit balance to which the Borrower is then entitled on any account of the Borrower with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Borrower to the Bank under this Agreement. For this purpose the Bank is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. The Bank shall not be obliged to exercise any right given to it by this clause 14.1. The Bank shall notify the Borrower (giving full details) forthwith upon the exercise or purported exercise of any right of set-off.

15    ASSIGNMENT, TRANSFER AND LENDING OFFICES
      ----------------------------------------

15.1  Benefit and burden
      ------------------

      This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors.

15.2  No assignment by Borrower
      -------------------------

      The Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank, such consent not to be unreasonably withheld or delayed, save that it shall be reasonable for the Bank to withhold such consent if the Borrower proposes to assign or otherwise transfer any of its rights or obligations under this Agreement to:

      (a)    any person other than a wholly-owned Subsidiary of the UK
             Guarantor; or

      (b) any person incorporated in a jurisdiction other than the United States of America or the United Kingdom,

      or if the Bank is of the opinion that, upon such assignment, either of the Guarantees will cease to continue in full force and effect.

15.3  Transfer
      --------

      The Bank may not assign or transfer all or any part of its rights, benefits and/or obligations under this Agreement without the prior written consent of the UK Guarantor, such consent not to be unreasonably withheld or delayed.

15.4  Disclosure of information
      -------------------------

      The Bank may disclose to a prospective transferee (with the consent of the UK Guarantor, such consent not to be unreasonably withheld or delayed) such information about the Borrower as the Bank shall consider appropriate in relation to this Agreement to the extent necessary and for the sole purpose of effecting a transfer of an interest in the Loan.

16    NOTICES AND OTHER MATTERS
      -------------------------

16.1  Notices
      -------

      Every notice, request, demand or other communication under this Agreement shall:

      (a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or telefax;

      (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

      (c)    be sent:

             (i)      to the Borrower at:

                      10933 North Torrey Pines Road
                      La Jolla  California  92037
                      United States of America
                      Attention:     Jim Dick     or     Alan Suggett
                      Telefax:       (01482) 673127      (01904) 451031
                      and
                      Attention:     Mike Swanson   or   Gail Naughton
                      Telefax:       (619) 450 5732

             (ii)     to the Bank at:

                      125 London Wall
                      London EC2Y 5AJ
                      United Kingdom
                      Telefax:     0171 777 4783
                      Attention:   Kathryn Jepson

             (iii)    to the UK Guarantor at:

                      2 Temple Place
                      Victoria Embankment
                      London WC2R 3BP
                      United Kingdom
                      Telefax:     0171 240 7088
                      Attention:   Company Secretary

             (iv)     to the US Guarantor at:

                      10933 North Torrey Pines Road
                      La Jolla  California  92037
                      United States of America
                      Telefax:     (619) 450 5732
                      Attention:    Michael V Swanson

      or to such other address or telefax number as is notified by the relevant party to the other party to this Agreement.

16.2  No implied waivers, remedies cumulative
      ---------------------------------------

      No failure or delay on the part of the Bank or the Borrower to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank or the Borrower of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

16.3  Counterparts
      ------------

      This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

17    GOVERNING LAW AND JURISDICTION
      ------------------------------

17.1  Law
      ---

      This Agreement shall be governed by English law.

17.2  Submission to jurisdiction
      --------------------------

      The Borrower agrees for the benefit of the Bank that:

      (a) if either party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 17.2(c) be referred to the High Court of Justice in England, to the jurisdiction of which both of the parties irrevocably submits;

      (b) the jurisdiction of the High Court of Justice in England over any such claim against the Bank shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

      (c) nothing in this clause shall limit the right of the Bank to refer any such claim against the Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which the Borrower hereby irrevocably agrees to submit, nor shall the taking of proceedings by the Bank before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

17.3  Agent for service of process
      ----------------------------

      The Borrower irrevocably designates, appoints and empowers the UK Guarantor at present of 2 Temple Place, Victoria Embankment, London WC2R 3BP to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.


THE BORROWER
------------

SIGNED for and on behalf           )
of DERMEQUIP, L.L.C.               )        JAMES L DICK
                                            Manager



THE BANK
--------

SIGNED for and on behalf           )
of THE CHASE MANHATTAN BANK        )        KATHRYN JEPSON
                                            Vice President